UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

Acutus Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39430	45-1306615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2210 Faraday Ave., Suite 100 Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (442) 232-6080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

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Item 5.07Submission of Matters to a Vote of Security Holders

On June 17, 2021, Acutus Medical, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  The Company’s definitive proxy statement for the Annual Meeting was filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2021 and describes in detail both of the two proposed voting matters (the “Proposals”) submitted to the Company’s stockholders at the Annual Meeting. The final results for the votes cast with respect to each Proposal, rounded to the nearest whole share, are set forth below.

As of April 19, 2021, the record date of the Annual Meeting, there were 28,123,261 outstanding shares of the Company’s common stock. At the Annual Meeting, a quorum of 24,560,912 shares of the Company’s common stock were represented in person or by proxy.

Proposal 1

The stockholders elected each of Vince Burgess, Shahzad Malik and John Sheridan, as a Class I director to hold office until the 2024 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified, by the following vote:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Vince Burgess	20,459,806	0	1,405,128	2,695,978
Shahzad Malik, MB BChir	18,129,815	0	3,735,119	2,695,978
John Sheridan	21,838,891	0	26,043	2,695,978

Proposal 2

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 by the following vote:

Votes For	Votes Against	Abstentions
24,531,452	17,434	12,026

No other items were presented for stockholder approval at the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acutus Medical, Inc.
Date: June 21, 2021	/s/ Vince Burgess
Vince Burgess President and Chief Executive Officer

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